Exhibit 8.2

Nelson Cândido Motta

Pedro Paulo Cristofaro

Oswaldo de Moraes Bastos Sobrinho

Alaor de Lima Filho

Helio Saboya

Luiz Leonardo Cantidiano

Maria Lucia Cantidiano

Julian Fonseca Peña Chediak

Eduardo Garcia de Araujo Jorge

Paulo Penalva Santos

Vanilda Fátima Maioline Hin

André Cantidiano

Osmar Simões

Luiz Eduardo Cavalcanti Corrêa

Luiz Fernando Teixeira Pinto

Márcio Monteiro Gea

Claudia Gottsfritz

Carlos Eduardo da Costa Pires Steiner

Marcio Marçal F. de Souza

Hélia Márcia Gomes Pinheiro

José Alexandre Corrêa Meyer

Carlos Eduardo Menezes Côrtes

Michael Altit

Viviane Paladino

Otto Eduardo Fonseca de Albuquerque Lobo

Gustavo Goiabeira de Oliveira

Flavio Aldred Ramacciotti

José Hugo Campbell Alquéres

André Luiz de Lima Daibes

Luís Wielewicki

Rodrigo Piva Menegat

Renato Santos de Araujo

Renata Weingrill Lancellotti

Cecília Mignone Modesto Leal

Isabel Cantidiano

Pedro Marcos Amud Bulcão

Carla Cid Varela Madeira

Rodrigo de Campos Maia

Beatriz Villas Boas P. Trovo

Caio Machado Filho

Renato de Góes Ribeiro

Bruno Pierin Furiati

Daniel Kalansky

Juliana Alves do Nascimento

Isabel Godoy Seidl

Fernanda Pini

Guilherme Henrique Traub

Mônica Maria Mendes Souza Tavares

Lídice Marques da Silva Xavier

Marcelo Tourinho

Julia Damazio de Barroso Franco

Marcelo Moura Guedes

Fernanda Lopez Marques

Isabela Nunes Mauricio

Deborah Valcazara

Gabriela d’Orfani

Gabrielle Santos Cordeiro

Bruno Valladão Guimarães Ferreira

CONSULTORES:

J. A. Penalva Santos (*1924 - †2008)

José Botafogo Gonçalves

Sebastião do Rego Barros

São Paulo, [—], 2009.

Votorantim Celulose e Papel S.A.

Alameda Santos, 1357, 6th Floor

São Paulo - SP

Brazil

Re.: Stock Swap Merger of Aracruz Celulose S.A. with Votorantim Celulose e Papel S.A.

Ladies and Gentlemen,

We have acted as Brazilian counsel to Votorantim Celulose e Papel S.A., a public company organized under the laws of the Federative Republic of Brazil (“VCP”), in connection with the Stock Swap Merger (Incorporação de Ações) of Aracruz Celulose S.A. (“Aracruz”) with VCP, and the related preparation and filing by VCP with the U.S. Securities and Exchange Commission (the “Commission”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-4 (as amended to the date hereof, the “Registration Statement”).

We hereby confirm that the discussion set forth in the Registration Statement and the prospectus contained therein under the caption “Part Six—The Stock Swap Merger—Tax Considerations—Brazilian Tax Considerations,” insofar as such discussion constitute summaries of Brazilian law, fairly summarize the matters referred to therein based on what is expressed in Brazilian law in force as of the date of this letter.

SÃO PAULO ALAMEDA SANTOS, 2.335 | 10º E 11º ANDARES | CEP 01419 002 SÃO PAULO | SP | BRASIL | TEL 55 11 3082 9398 | FAX 3082 3272 mfra@mfra.com.br | www.mfra.com.br	RIO DE JANEIRO AV. ALMIRANTE BARROSO, 52 | 5º E 13º ANDARES | CEP 20031 000 RIO DE JANEIRO | RJ | BRASIL | TEL 55 21 2533 2200 | FAX 2262 2459 mfra@mfra.com.br | www.mfra.com.br

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Motta, Fernandes Rocha Advogados

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